Exhibit 99.1
Cohu Reports Second Quarter 2010 Operating Results
POWAY, Calif., July 21, 2010 — Cohu, Inc. (NASDAQ:COHU) today reported fiscal 2010 second quarter net sales of $74.9 million and GAAP net income of $6.7 million or $0.28 per share. Net sales for the first six months of 2010 were $139.7 million and GAAP net income was $7.6 million or $0.32 per share.
The Company also reported non-GAAP results, with second quarter 2010 net income of $8.7 million or $0.36 per share and net income of $11.8 million or $0.49 per share for the first six months of 2010.
GAAP Results

	Q2 FY 2010	Q1 FY 2010	Q2 FY 2009
Net sales	$74.9 million	$64.8 million	$38.4 million
Net income (loss)	$6.7 million	$0.9 million	$(22.6) million
Income (loss) per share	$0.28	$0.04	$(0.97)

	6 Months 2010	6 Months 2009
Net sales	$139.7 million	$75.0 million
Net income (loss)	$7.6 million	$(28.9) million
Income (loss) per share	$0.32	$(1.24)
Non-GAAP Results

	Q2 FY 2010	Q1 FY 2010	Q2 FY 2009
Non-GAAP net income (loss)	$8.7 million	$3.1 million	$(1.4) million
Non-GAAP income (loss) per share	$0.36	$0.13	$(0.06)

	6 Months 2010	6 Months 2009
Non-GAAP net income (loss)	$11.8 million	$(6.1) million
Non-GAAP income (loss) per share	$0.49	$(0.26)

Sales of semiconductor equipment accounted for 87.6% of fiscal 2010 second quarter sales. Microwave communications equipment and video cameras and related equipment contributed 6.5% and 5.9%, respectively, for the same period.
Orders were $95.4 million for the second quarter of 2010 and $81.8 million for the first quarter of 2010. Orders for semiconductor equipment were $84.8 million in the second quarter of 2010 compared to $74.7 million in the first quarter of 2010. Total consolidated backlog was $116.6 million at June 26, 2010 compared to $96.1 million at March 27, 2010. Cohu expects third quarter 2010 sales to be approximately $83 million.
James A. Donahue, Chairman, President and Chief Executive Officer stated, “On a 15% sequential increase in sales, Cohu’s Q2 non-GAAP operating income increased to 14.9% compared to 6.3% in Q1. Consolidated and semiconductor equipment orders of $95.4 million and $84.8 million, respectively, are new company records. We obtained initial customer acceptance of our new Pyramid thermal handler, enabling Cohu to recognize revenue associated with multiple Pyramid handlers in Q2.”
Donahue concluded, “Unit orders for handlers increased by 32% compared to the first quarter and demand was strong for both pick-and-place and gravity systems. Equipment utilization on customer test floors remains high, forecasts are strong and order momentum has continued into the third quarter.”
Cohu’s Board of Directors approved a quarterly cash dividend of $0.06 per share payable on October 29, 2010 to shareholders of record on September 3, 2010. Cohu has paid consecutive quarterly cash dividends since 1977.

Use of Non-GAAP Financial Information:
Included within this press release are non-GAAP financial measures that supplement the Company’s Condensed Consolidated Statements of Operations prepared under generally accepted accounting principles (GAAP). These non-GAAP financial measures adjust the Company’s actual results prepared under GAAP to exclude charges and the related income tax effect for share-based compensation, the amortization of acquired intangible assets, inventory step-up adjustments and the deferred tax asset valuation allowance. Reconciliations of GAAP to non-GAAP amounts for the periods presented herein are provided in schedules accompanying this release and should be considered together with the Condensed Consolidated Statements of Operations.
These non-GAAP measures are not meant as a substitute for GAAP, but are included solely for informational and comparative purposes. The Company’s management believes that this information can assist investors in evaluating the Company’s operational trends, financial performance, and cash generating capacity. Management believes these non-GAAP measures allow investors to evaluate Cohu’s financial performance using some of the same measures as management. However, the non-GAAP financial measures should not be regarded as a replacement for (or superior to) corresponding, similarly captioned, GAAP measures.
Forward Looking Statements:
Certain matters discussed in this release, including statements concerning Cohu’s new products and expectations of business conditions, orders, sales, revenues and operating performance are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those projected or forecasted. Such risks and uncertainties include, but are not limited to, our ability to convert new products under development into production on a timely basis, support product development and meet customer delivery and acceptance requirements for next generation equipment; failure to obtain customer acceptance resulting in the inability to recognize revenue and accounts receivable collection problems; customer orders may be canceled or delayed; inventory, goodwill and other intangible asset write-downs; the concentration of our revenues from a limited number of customers; intense competition in the semiconductor test handler industry; our reliance on patents and intellectual property; compliance with U.S. export regulations; and the cyclical and unpredictable nature of capital expenditures by semiconductor manufacturers. These and other risks and uncertainties are discussed more fully in Cohu’s filings with the Securities and Exchange Commission, including the most recently filed Form 10-K and Form 10-Q. Cohu assumes no obligation to update the information in this release.
About Cohu:
Cohu is a supplier of test handling, burn-in and thermal solutions used by the global semiconductor industry, microwave communications and video equipment.
Cohu will be conducting their conference call on Wednesday, July 21, 2010 at 1:30 p.m. Pacific Time/4:30 p.m. Eastern Time. The call will be webcast at www.cohu.com. Replays of the call can be accessed at www.cohu.com.
For press releases and other information of interest to investors, please visit Cohu’s website at www.cohu.com. Contact: Jeffrey D. Jones — Investor Relations (858) 848-8106

COHU, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(in thousands, except per share amounts)

	Three Months Ended (1)		Six Months Ended (1)
	June 26,	June 27,	June 26,	June 27,
	2010	2009	2010	2009
Net sales	$74,869	$38,424	$139,699	$75,006
Cost and expenses:
Cost of sales	47,441	26,096	92,272	55,283
Research and development	9,012	7,773	17,661	15,738
Selling, general and administrative	9,489	8,655	19,368	17,700

	65,942	42,524	129,301	88,721

Income (loss) from operations	8,927	(4,100)	10,398	(13,715)
Interest and other, net	138	343	312	826

Income (loss) before income taxes	9,065	(3,757)	10,710	(12,889)
Income tax provision (2)	2,367	18,848	3,105	15,978

Net income (loss)	$6,698	$(22,605)	$7,605	$(28,867)

Income (loss) per share:
Basic	$0.28	$(0.97)	$0.32	$(1.24)

Diluted	$0.28	$(0.97)	$0.32	$(1.24)

Weighted average shares used in computing income (loss) per share (3):
Basic	23,657	23,381	23,603	23,362

Diluted	24,086	23,381	23,978	23,362

(1)	The three- and six-month periods ended June 26, 2010 and June 27, 2009 were each comprised of 13 weeks and 26 weeks, respectively.

(2)	During the second quarter of 2009, the Company recorded a charge of $19.6 million for an increase in the valuation allowance against deferred tax assets.

(3)	For the three- and six-month periods ended June 27, 2009, potentially dilutive securities were excluded from the per share computations due to their antidilutive effect.

COHU, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands) (Unaudited)

	June 26,	December 26,
	2010	2009
Assets:
Current assets:
Cash and investments	$89,926	$84,906
Accounts receivable	55,114	43,389
Inventories	61,860	52,428
Deferred taxes and other	9,725	12,827

Total current assets	216,625	193,550
Property, plant & equipment, net	37,666	38,006
Goodwill	56,461	61,764
Intangible assets, net	27,793	35,483
Other assets	2,061	1,315

Total assets	$340,606	$330,118

Liabilities & Stockholders’ Equity:
Current liabilities:
Deferred profit	$11,707	$5,322
Other current liabilities	56,910	48,631

Total current liabilities	68,617	53,953
Deferred taxes and other noncurrent liabilities	18,678	18,916
Stockholders’ equity	253,311	257,249

Total liabilities & stockholders’ equity	$340,606	$330,118

COHU, INC.
Supplemental Reconciliation of GAAP Results to Non-GAAP Financial Measures (Unaudited)
(in thousands, except per share amounts)

		Three Months Ended
	June 26,	March 27,	June 27,
	2010	2010	2009
Income (loss) from operations — GAAP basis (a)	$8,927	$1,471	$(4,100)

Non-GAAP adjustments:
Share-based compensation included in (b):
Costs of goods sold	68	81	89
Research and development	204	262	270
Selling, general and administrative	474	492	483

	746	835	842

Amortization of intangible assets included in (c):
Costs of goods sold	1,284	1,361	1,311
Research and development	—	—	—
Selling, general and administrative	204	216	208

	1,488	1,577	1,519

Inventory step-up included in costs of goods sold (d)	—	180	—

Income (loss) from operations — non-GAAP basis (e)	$11,161	$4,063	$(1,739)

Net income (loss) — GAAP basis	$6,698	$907	$(22,605)
Non-GAAP adjustments (as scheduled above)	2,234	2,592	2,361
Tax effect of non-GAAP adjustments (f)	(274)	(384)	(682)
Non-cash increase of valuation allowances (g)	—	—	19,551

Net income (loss) — non-GAAP basis	$8,658	$3,115	$(1,375)

GAAP net income (loss) per share — diluted	$0.28	$0.04	$(0.97)

Non-GAAP net income (loss) per share — diluted (h)	$0.36	$0.13	$(0.06)
Management believes the presentation of these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provides meaningful supplemental information regarding the Company’s operating performance. Our management uses these non-GAAP financial measures in assessing the Company’s operating results, as well as when planning, forecasting and analyzing future periods and these non-GAAP measures allow investors to evaluate the Company’s financial performance using some of the same measures as management. Management views share-based compensation as an expense that is unrelated to the Company’s operational performance as it does not require cash payments and can vary in amount from period to period and the elimination of amortization charges provides better comparability of pre and post-acquisition operating results and to results of businesses utilizing internally developed intangible assets. Management has excluded inventory step-up costs associated with our acquisition of Rasco, primarily because it is not reflective of our ongoing operating results, and is not used by management to assess the core profitability of our business operations. Additionally, management does not consider charges to the deferred tax valuation allowance as related to the Company’s operational performance and, as such, has excluded them to provide a better understanding of the company’s underlying operational results and a more meaningful basis for comparison with our historical and future results. However, the non-GAAP financial measures should not be regarded as a replacement for corresponding, similarly captioned, GAAP measures. The presentation of non-GAAP financial measures above may not be comparable to similarly titled measures reported by other companies and investors should be careful when comparing our non-GAAP financial measures to those of other companies.

(a)	11.9%, 2.3% and (10.7)% of net sales, respectively.

(b)	To eliminate compensation expense for employee stock options, restricted stock units and our employee stock purchase plan.

(c)	To eliminate the amortization of intangible assets acquired in the fiscal 2008 acquisition of Rasco, the fiscal 2007 acquisition of Tandberg Television AVS GmbH and the fiscal 2006 acquisition of Unigen.

(d)	To eliminate the inventory step-up associated with certain semiconductor test systems sold.

(e)	14.9%, 6.3% and (4.5)% of net sales, respectively.

(f)	To adjust the provision (benefit) for income taxes related to the adjustments described in notes (b) and (c) above based on applicable tax rates.

(g)	To exclude the non-cash net impact on the tax provision pertaining to the increase of the deferred asset valuation allowance.

(h)	Computed using number of GAAP diluted shares outstanding for each period presented.

COHU, INC.
Supplemental Reconciliation of GAAP Results to Non-GAAP Financial Measures (Unaudited)
(in thousands, except per share amounts)

	Six Months Ended
	June 26,	June 27,
	2010	2009
Income (loss) from operations — GAAP basis (a)	$10,398	$(13,715)

Non-GAAP adjustments:
Share-based compensation included in (b):
Costs of goods sold	149	147
Research and development	466	474
Selling, general and administrative	966	929

	1,581	1,550

Amortization of intangible assets included in (c):
Costs of goods sold	2,645	2,614
Research and development	—	—
Selling, general and administrative	420	415

	3,065	3,029

Inventory step-up included in costs of goods sold (d)	180	—

Income (loss) from operations — non-GAAP basis (e)	$15,224	$(9,136)

Net income (loss) — GAAP basis	$7,605	$(28,867)
Non-GAAP adjustments (as scheduled above)	4,826	4,579
Tax effect of non-GAAP adjustments (f)	(658)	(1,387)
Non-cash increase of valuation allowance (g)	—	19,551

Net income (loss) — non-GAAP basis	$11,773	$(6,124)

GAAP net income (loss) per share — diluted	$0.32	$(1.24)

Non-GAAP net income (loss) per share — diluted (h)	$0.49	$(0.26)
Management believes the presentation of these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provides meaningful supplemental information regarding the Company’s operating performance. Our management uses these non-GAAP financial measures in assessing the Company’s operating results, as well as when planning, forecasting and analyzing future periods and these non-GAAP measures allow investors to evaluate the Company’s financial performance using some of the same measures as management. Management views share-based compensation as an expense that is unrelated to the Company’s operational performance as it does not require cash payments and can vary in amount from period to period and the elimination of amortization charges provides better comparability of pre and post-acquisition operating results and to results of businesses utilizing internally developed intangible assets. Management has excluded inventory step-up costs associated with our acquisition of Rasco, primarily because it is not reflective of our ongoing operating results, and is not used by management to assess the core profitability of our business operations. Additionally, management does not consider charges to the deferred tax valuation allowance as related to the Company’s operational performance and, as such, has excluded them to provide a better understanding of the company’s underlying operational results and a more meaningful basis for comparison with our historical and future results. However, the non-GAAP financial measures should not be regarded as a replacement for corresponding, similarly captioned, GAAP measures. The presentation of non-GAAP financial measures above may not be comparable to similarly titled measures reported by other companies and investors should be careful when comparing our non-GAAP financial measures to those of other companies.

(a)	7.4% and (18.3)% of net sales, respectively.

(b)	To eliminate compensation expense for employee stock options, restricted stock units and our employee stock purchase plan.

(c)	To eliminate the amortization of intangible assets acquired in the fiscal 2008 acquisition of Rasco, the fiscal 2007 acquisition of Tandberg Television AVS GmbH, the fiscal 2006 acquisition of Unigen.

(d)	To eliminate the inventory step-up associated with certain semiconductor test systems sold.

(e)	10.9% and (12.2)% of net sales, respectively.

(f)	To adjust the provision (benefit) for income taxes related to the adjustments described in notes (b), (c) and (d) above based on applicable tax rates.

(g)	To exclude the non-cash net impact on the tax provision pertaining to the increase of the deferred tax asset valuation allowance.

(h)	Computed using number of GAAP diluted shares outstanding for each period presented.